Exhibit 99.1

Senmiao Technology Reports Fiscal 2023 Year-end Financial Results

CHENGDU, China, July 12, 2023 -- Senmiao Technology Limited (“Senmiao”) (Nasdaq: AIHS), a financing and servicing company focused on the online ride-hailing industry in China, as well as an operator of its own online ride-hailing platform, today announced financial results for the fiscal year ended March 31, 2023.

Fiscal 2023 Year-end Financial and Operating Highlights

•	Total revenues of $8.1 million from continuing operations, an increase of 64.5% from $4.9 million in the prior fiscal year, primarily as a result of increased operating lease revenues from automobile rentals and increased revenues from online ride-hailing platform services.
•	From October 23, 2020, the date Senmiao launched its online ride-hailing platform, to March 31, 2023, approximately 29.6 million rides were completed (including orders completed on the platform operated by Senmiao and orders completed on partner platforms, such as Xiehua and Anma) with fares paid by riders totaling $95.6 million. As of July 12, 2023, Senmiao operated in 26 cities in China, including Chengdu, Changsha and Guangzhou.
•	Net loss from continuing operations improved to $3.8 million, compared to net loss of $5.6 million in the prior fiscal year, primarily due to the Company’s cost-cutting initiatives that directly resulted in significantly lower selling, general and administrative expenses.

Management Commentary

Xi Wen, Chairman, Chief Executive Officer and President of Senmiao, stated, “We were pleased with our financial performance in fiscal 2023, reporting a 64.5% increase in total revenues to $8.1 million and gross profit of $1.5 million, compared to a gross loss of $2.1 million in the prior fiscal year. As a result of our top line growth and effective cost-cutting initiatives, we narrowed bottom-line losses by 32.4% from fiscal 2022, enabling us to achieve positive cash flow from operating activities. Our strong top-line results were driven by operating lease revenues from automobile rentals more than doubling year over year and revenues from online ride-hailing platform services growing 39.2%. We have been focusing on growing these two businesses in recent years and are confident that we will continue to see positive momentum as China has moved away from its zero-COVID policy in a post-pandemic environment. Since the launch of our online ride-hailing business in October 2020, we have helped facilitate over 31.1 million rides in 26 cities as of May 2023. We expect to continue expanding our business partnerships as we look to enter potential new markets, exploring opportunities for new partner models and strengthening our presence in our strongest markets of Chengdu, Changsha and Guangzhou.”

Financial Review

Revenues

Total revenues were $8.1 million for the year ended March 31, 2023, an increase of 64.5% from $4.9 million in the prior fiscal year. The increase was mainly due to a $1.7 million increase in operating lease revenues from automobile rentals and a $1.0 million increase in revenue contributions from online ride-hailing platform services.

During the year ended March 31, 2023, the automobile rental business generated operating lease revenues of $3.5 million, an increase of 100.5% from $1.7 million in the prior fiscal year, due to a significant increase in the number of automobiles leased. The online ride-hailing platform services business generated revenues of $3.7 million, an increase of 39.2% from $2.7 million in the prior fiscal year. The increase was primarily due to the significantly lower amount of incentives the Company paid to ride-hailing drivers who completed rides and earned income through its platform in the year ended March 31, 2023.

Cost of Revenues

Cost of revenues decreased to $6.6 million for the year ended March 31, 2023, compared to $7.0 million in the prior fiscal year, primarily due to a decrease in direct expense and technical service fees for the online ride-hailing platform services business as a result of a decrease in the number of completed orders, partially offset by the increase in costs of automobiles under operating leases as a result of business expansion.

Gross Profit

Gross profit was $1.5 million for the year ended March 31, 2023, compared to gross loss of $2.1 million in the prior fiscal year. The change of $3.6 million was mainly due to the increase in profit in our online ride-hailing platform services and operating lease, partially offset by the gross loss of approximately $0.1 million  from sales of automobiles.

Selling, General and Administrative Expenses

Selling, general and administrative expenses decreased 32.0% to $6.1 million for the year ended March 31, 2023, from $9.0 million in the prior fiscal year. The decrease was mainly attributable to the Company’s implementation of initiatives to streamline expenses during the period, which resulted in a $0.9 million decrease in financial, legal and marketing consulting fees, a $0.7 million decrease in salary and employee benefit expenses, a $0.8 million decrease in advertising and promotion expenses for online ride-hailing platform services, and other expense reductions.

Net Loss from Continuing Operations

As a result of the foregoing, net loss from Senmiao’s continuing operations for the year ended March 31, 2023, improved to $3.8 million, compared to net loss of $5.6 million in the prior fiscal year.

Loss per Share

Loss per diluted share for continuing operations for the year ended March 31, 2023, was approximately $0.43 based on a weighted average number of basic and diluted common stock of 7.2 million, compared to loss per diluted share of approximately $1.66 based on a weighted average number of basic and diluted common stock of 5.7 million in the prior fiscal year.

Financial Position

As of March 31, 2023, Senmiao had cash and cash equivalents of $1.6 million, compared to $1.2 million as of March 31, 2022. Total stockholders’ equity was $4.4 million as of March 31, 2023, compared to $8.1 million as of March 31, 2022.

Additional information regarding Senmiao's results of operations for this annual period can be found in Senmiao’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, to be filed with the Securities and Exchange Commission on the date of this earnings release.

About Senmiao Technology Limited

Headquartered in Chengdu, Sichuan Province, Senmiao provides automobile transaction and related services including sales of automobiles, facilitation and services for automobile purchases and financing, management, operating leases, guarantees and other automobile transaction services, as well as operates its own ride-hailing platform aimed principally at the growing online ride-hailing market in Senmiao’s areas of operation in China. For more information about Senmiao, please visit: http://www.senmiaotech.com. Senmiao routinely provides important updates on its website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements (including those relating to the operation of Senmiao’s ride-hailing platform) are subject to significant risks, uncertainties and assumptions, including those detailed from time to time in the Senmiao’s filings with the SEC, and represent Senmiao’s views only as of the date they are made and should not be relied upon as representing Senmiao’s views as of any subsequent date. Senmiao undertakes no obligation to publicly revise any forward-looking statements to reflect changes in events or circumstances.

For more information, please contact:

At the Company:

Yiye Zhou

Email: edom333@ihongsen.com

Phone: +86 28 6155 4399

Investor Relations:

The Equity Group Inc.	In China
Carolyne Sohn, Vice President	Lucy Ma, Associate
+1 408-538-4577	+86 10 5661 7012
csohn@equityny.com	lma@equityny.com

Alice Zhang, Associate

+1 212-836-9610

azhang@equityny.com

© 2023 Senmiao Technology Ltd. All rights reserved.

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollars, except for the number of shares)

	March 31,	March 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$1,610,090	$1,185,221
Accounts receivable, net, current portion	158,435	418,022
Accounts receivable, a related party	6,312	—
Inventories	6,678	286,488
Finance lease receivables, net, current portion	146,114	314,264
Prepayments, other receivables and other assets, net	1,438,243	2,713,208
Due from related parties, current portion, net	1,488,914	682,335
Total current assets	4,854,786	5,599,538

Property and equipment, net	3,343,457	5,658,773

Other assets
Operating lease right-of-use assets, net	121,672	109,621
Operating lease right-of-use assets, net, related parties	92,916	515,906
Financing lease right-of-use assets, net	623,714	305,933
Intangible assets, net	774,324	959,551
Accounts receivable, net, noncurrent	—	69
Finance lease receivables, net, noncurrent	71,133	92,980
Due from a related party, noncurrent	3,640,206	6,635,746
Other non-current assets	716,407	—
Total other assets	6,040,372	8,619,806

Total assets	$14,238,615	$19,878,117

LIABILITIES, MEZZANNIE EQUITY AND EQUITY
Current liabilities
Borrowings from a financial institution	$8,813	$145,542
Accounts payable	183,645	14,446
Advances from customers	148,188	120,629
Accrued expenses and other liabilities	3,377,507	2,444,367
Due to related parties and affiliates	8,667	11,682
Operating lease liabilities	60,878	50,177
Operating lease liabilities - related parties	143,462	330,781
Financing lease liabilities	264,052	304,557
Derivative liabilities	501,782	2,215,204
Current liabilities - discontinued operations	487,829	528,426
Total current liabilities	5,184,823	6,165,811

Other liabilities
Operating lease liabilities, non-current	83,485	47,910
Operating lease liabilities, non-current - related parties	42,247	226,896
Financing lease liabilities, non-current	388,064	1,376
Deferred tax liability	42,930	46,386
Total other liabilities	556,726	322,568

Total liabilities	5,741,549	6,488,379

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Expressed in U.S. dollars, except for the number of shares)

	March 31,	March 31,
	2023	2022
Commitments and contingencies

Mezzanine Equity
Series A convertible preferred stock (par value $1,000 per share, 5,000 shares authorized; 1,641 and 5,000 shares issued and outstanding at March 31, 2023 and March 31, 2022, respectively)	269,386	820,799

Stockholders’ equity
Common stock (par value $0.0001 per share, 500,000,000 shares authorized; 7,743,040 and 6,186,783 shares issued and outstanding at March 31, 2023 and March 31, 2022, respectively) *	773	618
Additional paid-in capital	43,355,834	42,803,045
Accumulated deficit	(37,715,294)	(34,601,545)
Accumulated other comprehensive loss	(1,247,099)	(109,454)
Total Senmiao Technology Limited stockholders’ equity	4,394,214	8,092,664

Non-controlling interests	3,833,466	4,476,275

Total equity	8,227,680	12,568,939

Total liabilities, mezzanine equity and equity	$14,238,615	$19,878,117

*Giving retroactive effect to the 1-for-10 reverse stock split effected on April 6, 2022

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Expressed in U.S. dollars, except for the number of shares)

	For the Year Ended March 31,
	2023	2022
Revenues
Revenues	$7,738,394	$4,913,102
Revenues, a related party	344,120	—
Total revenues	8,082,514	4,913,102

Cost of revenues
Cost of revenues	(6,080,097)	(7,001,297)
Cost of revenues, a related party	(509,904)	—
Total cost of revenues	(6,590,001)	(7,001,297)

Gross profit (loss)	1,492,513	(2,088,195)

Operating expenses
Selling, general and administrative expenses	(6,142,447)	(9,035,142)
Provision for doubtful accounts, net of recovery	(1,487,889)	(235,279)
Impairments of inventories	(3,085)	(60,398)
Impairments of long-lived assets and goodwill	—	(142,974)
Total operating expenses	(7,633,421)	(9,473,793)

Loss from operations	(6,140,908)	(11,561,988)

Other income (expense)
Other income (expense), net	664,001	(107,444)
Interest expense	—	(5,893)
Interest expense on finance leases	(25,675)	(55,844)
Change in fair value of derivative liabilities	1,711,889	6,951,482
Issuance cost incurred for issuing series A convertible preferred stock	—	(821,892)
Total other income, net	2,350,215	5,960,409

Loss before income taxes	(3,790,693)	(5,601,579)

Income tax expense	—	(4,566)

Net loss from continuing operations	(3,790,693)	(5,606,145)

Discontinued operations:
Loss from discontinued operations, net of applicable income taxes	—	(2,747,209)
Net gain from deconsolidation of VIEs - discontinued operations	—	10,975,101
Gain from discontinued operations	—	8,227,892

Net (loss) income	(3,790,693)	2,621,747

Net loss (income) attributable to non-controlling interests from continuing operations	676,944	(3,872,645)
Net loss attributable to non-controlling interests from discontinued operations	—	714,274

Net loss attributable to the Company’s stockholders	$(3,113,749)	$(536,624)

Net (loss) income	$(3,790,693)	$2,621,747

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (CONTINUED)

(Expressed in U.S. dollars, except for the number of shares)

	For the Year Ended March 31,
	2023	2022
Other comprehensive (loss) income
Foreign currency translation adjustment	(1,103,510)	64,470

Comprehensive income (loss)	(4,894,203)	2,686,217
Less: Total comprehensive income (loss) attributable to noncontrolling interests	(642,809)	3,142,520

Total comprehensive loss attributable to stockholders	(4,251,394)	(456,303)

Weighted average number of common stock
Basic and diluted*	7,195,781	5,726,997

Earnings (loss) per share - basic and diluted*
Continuing operations	$(0.43)	$(1.66)
Discontinued operations	—	1.56
Net loss per share - basic and diluted*	$(0.43)	$(0.10)

*Giving retroactive effect to the 1-for-10 reverse stock split effected on April 6, 2022

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars, except for the number of shares)

	For the Years Ended March 31,
	2023	2022
Cash Flows from Operating Activities:
Net income (loss)	$(3,790,693)	$2,621,747
Net income from discontinued operations	—	8,227,892
Net loss from continuing operations	(3,790,693)	(5,606,145)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,095,518	956,400
Stock compensation expense	—	653,000
Issuance cost incurred for issuing series A convertible preferred stock	—	821,892
Amortization of right-of-use assets	711,630	955,443
Amortization of intangible assets	184,215	160,831
Provision for doubtful accounts, net of recovery	1,487,889	235,279
Impairments of inventories	3,085	60,398
Impairments of long-lived assets and goodwill	—	142,974
Gain on disposal of equipment	(452,522)	—
Change in fair value of derivative liabilities	(1,711,889)	(6,951,482)
Change in operating assets and liabilities
Accounts receivable	224,673	4,456
Accounts receivable, a related party	(6,327)	—
Inventories	316,139	(260,464)
Finance lease receivables	258,932	634,103
Prepayments, other receivables and other assets	1,046,465	28,254
Accounts payable	170,703	(31,434)
Advances from customers	36,911	6,678
Accrued expenses and other liabilities	1,170,510	(377,965)
Operating lease liabilities	(53,620)	(240,051)
Operating lease liabilities - related parties	(133,782)	(228,281)
Net cash provided by (used in) operating activities from continuing operations	557,837	(9,036,114)
Net cash used in operating activities from discontinued operations	—	(123,167)
Net Cash Provided by (Used in) Operating Activities	557,837	(9,159,281)

Cash Flows from Investing Activities:
Purchases of property and equipment	(1,151,076)	(3,223,992)
Cash proceed from disposal of long-lived assets	1,498,024	—
Purchases of intangible assets	(26,420)	(141,730)
Cash released upon termination of a VIE	—	(193)
Net cash provided by (used in) investing activities from continuing operations	320,528	(3,365,915)
Net cash used in investing activities from discontinued operations	—	(111,210)
Net Cash Provided by (Used in) Investing Activities	320,528	(3,477,125)

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Expressed in U.S. dollars, except for the number of shares)

	For the Years Ended March 31,
	2023	2022
Cash Flows from Financing Activities:
Net proceeds from issuance of common stock in registered direct offering	—	5,771,053
Net proceeds from issuance of common stock upon warrants exercised	—	22,015
Net proceeds from issuance of series A convertible preferred stock and warrants in a private placement offering	—	4,369,937
Borrowings from a financial institution	—	183,390
Repayments to related parties and affiliates	—	(117,761)
Repayments from related parties and affiliates	144,151	—
Repayments of current borrowings from financial institutions	(125,840)	(39,613)
Principal payments of finance lease liabilities	(392,145)	(433,611)
Net cash provided by (used in) financing activities from continuing operations	(373,834)	9,755,410
Net Cash Provided by (Used in) Financing Activities	(373,834)	9,755,410

Effect of exchange rate changes on cash and cash equivalents	(79,662)	(381,858)

Net increase (decrease) in cash and cash equivalents	424,869	(3,262,854)
Cash and cash equivalents, beginning of the year	1,185,221	4,448,075
Cash and cash equivalents, end of the year	$1,610,090	$1,185,221

Supplemental Cash Flow Information
Cash paid for interest expense	$—	$5,893
Cash paid for income tax	$—	$—

Non-cash Transaction in Investing and Financing Activities
Recognition of other receivables from Jinkailong upon deconsolidation	$—	$7,298,208
Recognition of right-of-use assets and lease liabilities	$917,687	$273,555
Recognition of right-of-use assets and lease liabilities, related parties	$121,742	$181,620
Termination of right-of use assets and lease liabilities	$47,438	$—
Termination of right-of use assets and lease liabilities, related parties	$302,010	$—
Cashless exercise of November 2021 Investor warrants into common stock	$1,533	$—
Allocation of fair value of derivative liabilities for issuance of common stock	$—	$7,932,341
Allocation of fair value of derivative liabilities to additional paid in capital upon warrants exercised	$—	$45,674
Acquisition of XXTX'S minority interest with issuance of common stock at fair value	$—	$1,972,717